UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

1ST CENTURY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-1169687
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1875 Century Park East, Suite 1400	90067
Los Angeles, California	(Zip Code)
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None	Not applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒.

Securities Act registration statement file number to which this form relates (if applicable):

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share
___________________________________
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

1st Century Bancshares, Inc. ("Bancshares") hereby incorporates by reference herein the description of its common stock, par value $0.01 per share, to be registered hereunder, appearing under the caption "Description of Capital Stock" in Bancshares' Current Report on Form 8-K, as amended, originally filed with the U.S. Securities and Exchange Commission on December 21, 2007.

Item 2.  Exhibits.

The following exhibits are filed as part of this registration statement:

3.1	Certificate of Incorporation of 1st Century Bancshares, Inc., filed with the Secretary of State of the State of Delaware on August 10, 2007. (1)

3.2	Bylaws of 1st Century Bancshares, Inc. (1)

4.1	Form of 1st Century Bancshares, Inc. Common Stock certificate.

21	Subsidiary of 1st Century Bancshares, Inc.

(1) Incorporated herein by reference to Exhibit 3.1 to Bancshares' Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission on January 11, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 30, 2008	1ST CENTURY BANCSHARES, INC.

	By:	/s/ Alan I. Rothenberg
Alan I. Rothenberg
Chairman and Chief Executive Officer